                                                                      Exhibit 24

                               POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, THAT the undersigned hereby constitutes and appoints each of Howard Schneider and Jacqueline Giammarco, signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)     prepare, execute in the undersigned's name and on the
                undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, Uniform
                Application for Access Codes to File on EDGAR, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange
                Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

        (2)     execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer and/or director of MF
                Global Ltd. (the "Company"), Forms 3, 4 and 5 (including
                amendments thereto) in accordance with Section 16(a) of the
                Exchange Act and the rules and regulations thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

        (3)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or Form ID or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

        (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in such attorney-in-fact's
                discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     The  undersigned  agrees  that each such  attorney-in-fact  herein may rely entirely on  information  furnished  orally or in writing by the  undersigned to such  attorney-in-fact.  The  undersigned  also  agrees  to  indemnify  and hold harmless the Company and each such attorney-in-fact  against any losses, claims, damages or liabilities  (or actions in these  respects) that arise out of or are based  upon  any  untrue  statements  or  omission  of  necessary  facts  in the information provided by the undersigned to such attorney-in-fact for purposes of executing,  acknowledging,  delivering  or  filing  Forms  3, 4 or 5  (including amendments  thereto)  or Form ID and agrees to  reimburse  the  Company and such attorney-in-fact  for  any  legal  or  other  expenses  reasonably  incurred  in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of September, 2007.

                                        /s/ Lawrence Schloss
                                        ----------------------------------------
                                        Signature

                                        Lawrence M. Schloss
                                        Print Name